UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2023

American Woodmark Corporation
(Exact name of registrant as specified in its charter)

Virginia	000-14798	54-1138147
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

561 Shady Elm Road,	Winchester,	Virginia	22602
(Address of principal executive offices			(Zip Code)

Registrant’s telephone number, including area code: (540) 665-9100

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock (no par value)	AMWD	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

American Woodmark Corporation

Item 5.02 Departure of Directors or Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2023, American Woodmark Corporation (the “Company”) announced that Teresa M. May has retired as the Company’s Senior Vice President and Chief Marketing Officer effective January 12, 2023.

In connection with Ms. May’s retirement, the Company and Ms. May have entered into a separation agreement and release under which Ms. May will receive a salary continuation payment of $410,800, payable over 12 months, which is equivalent to Ms. May’s current annual salary. Ms. May will also receive reimbursement for required COBRA premiums, to the extent the Company subsidizes the group medical plan premium for active salaried employees, for up to twelve (12) months, or until Ms. May becomes eligible for coverage under another group medical plan, whichever period is shorter. The Company will also provide Ms. May a separate reimbursement for Ms. May’s tax liability on the COBRA premiums at Ms. May’s incremental tax rate. Finally, the Company will provide Ms. May with the pro rata share of her Restricted Stock Units under the Company’s 2016 Employee Stock Incentive Plan, which amounts to 7,173 shares. In exchange for the payments and benefits provided for in the separation agreement and release, Ms. May has agreed to abide by certain non-competition and non-solicitation provisions for a period of one year and has released the Company and its affiliates from all claims she has or may have against the Company and its affiliates, including those arising out of her employment and separation from the Company.

Ms. May’s retirement was not due to any disagreement with the Company relating to the Company’s operations, policies or practices.

The foregoing summary of the separation agreement with Ms. May does not purport to be complete and is qualified in its entirety by reference to the text of the agreement, which is filed herewith as Exhibit 10.1 respectively, and which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

10.1*    Separation Agreement and Release, effective January 12, 2023, between American Woodmark Corporation and Teresa M. May

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN WOODMARK CORPORATION
(Registrant)

/s/ M. SCOTT CULBRETH

M. Scott Culbreth
President & Chief Executive Officer

Date: January 19, 2023